                                                                     EXHIBIT 4.3

                               2001 INCENTIVE PLAN

                                       OF

                          PENNZOIL-QUAKER STATE COMPANY


            1. Plan. This 2001 Incentive Plan of Pennzoil-Quaker State Company ("Plan") was adopted by the Company to reward certain corporate officers and key employees of the Company and certain nonemployee directors of the Company.

            2. Objectives. This Plan is designed to attract and retain key employees and directors of the Company and its Subsidiaries, to encourage a sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan.

            3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

            "Annual Director Award Date" means for each year, beginning with 2001, the first business day of the month next succeeding the date upon which the annual meeting of stockholders of the Company is held in such year.

            "Authorized Officer" means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either the Chairman or the Chief Executive Officer shall delegate the authority to execute any Award Agreement).

            "Award" means an Employee Award or a Director Award.

            "Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

            "Board" means the Board of Directors of the Company.

            "Cash Award" means an Award denominated in cash.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Committee" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

            "Common Stock" means the Common Stock, par value $0.10 per share, of the Company.

            "Company" means Pennzoil-Quaker State Company, a Delaware corporation.

            "Director" means an individual serving as a member of the Board.

            "Director Award" means a Director Option.

            "Director Option" means a Nonqualified Stock Option granted to a Nonemployee Director pursuant to Section 9 hereof.

            "Dividend Equivalents" means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period (including restricted stock), an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

            "Employee" means an employee of the Company or any of its Subsidiaries.

            "Employee Award" means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant who is an Employee (or expected to become an Employee within six months of the date of the Award) pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

            "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations are available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

            "Incentive Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

            "Nonemployee Director" means an individual serving as a member of the Board who is not an Employee.

            "Nonqualified Stock Option" means an Option that is not an Incentive Option.

            "Option" means a right to purchase a specified number of shares of Common Stock at a specified price.

            "Participant" means an individual to whom an Award has been made under this Plan.

            "Performance Award" means an Award made to a Participant pursuant to this Plan that is subject to the attainment of one or more Performance Goals.

            "Performance Goal" means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

            "Plan" means this 2001 Incentive Plan of Pennzoil-Quaker State Company, as amended from time to time.

            "Restricted Stock" means any Common Stock that is restricted or subject to forfeiture provisions.

            "Restricted Stock Unit" means a unit equal to one share of Common Stock.

            "Restriction Period" means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

            "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value (or other specified valuation) of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

            "Stock Award" means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

            "Stock Based Awards Limitations" shall have the meaning set forth in
Section 8(b)(ii).

            "Subsidiary" means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

            4. Eligibility. Individuals eligible for Employee Awards under this Plan are (i) those key Employees who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries and (ii) individuals who are expected to become such Employees within six months of the date of the Award. Individuals eligible for Director Awards under this Plan are those members of the Board who are Nonemployee Directors.

            5. Common Stock Available for Awards. Subject to the provisions of
Section 15, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 2,000,000 shares of Common Stock. No more than 600,000 shares of Common Stock shall be available for Awards other than Options. The number of shares of Common Stock that are the subject of Awards under this Plan, if forfeited or terminated, unexercised upon expiration, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant, or if exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

            6. Administration.

            (a) This Plan shall be administered by the Committee. The Committee shall consist of at least two members of the Board.

            (b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award, accelerate the vesting or exercisability of an Employee Award, eliminate or make less restrictive any restrictions contained in an Employee Award, waive any restriction or other provision of this Plan or an Employee Award or otherwise amend or modify an Employee Award in any manner that is either (i) not adverse to the Participant to whom such Employee Award was granted or (ii) consented to by such Participant. The Committee may make an award to an individual who it expects to become an Employee within the next six months, provided that such award shall be subject to the individual actually becoming an Employee within such time period. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

            (c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of
      Section 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

            7. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

            8. Employee Awards.

            (a) The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the individuals who are to be the recipients of such Awards. Each Employee Award may be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion. Employee Awards may consist of those listed in this Section 8(a) and may be granted singly, in combination or in tandem. Employee Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Award Agreement.

                  (i) Option. An Employee Award may be in the form of an Option.
            An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Stock Option. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Option awarded pursuant to this Plan, including the term of any Option and the date or dates upon which it becomes exercisable, shall be determined by the Committee. Notwithstanding any other provision of this Plan to the contrary,
            (x) after an Option has been awarded, the price at which shares of Common Stock may be purchased upon exercise of such Option shall not be amended and (y) no Option shall be granted in exchange for a previously granted Option if the exercise price of such previously granted Option is greater than the exercise price of such replacement Option.

                  (ii) SAR. An Employee Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SAR awarded pursuant to this Plan, including the term of any SAR and the date or dates upon which it becomes exercisable, shall be determined by the Committee.

                  (iii) Stock Award. An Employee Award may be in the form of a
            Stock Award, including the award of Restricted Stock or restricted stock units. The terms, conditions and limitations applicable to any Stock Award granted pursuant to this Plan shall be determined by the Committee.

                  (iv) Cash Award. An Employee Award may be in the form of a
            Cash Award. The terms, conditions and limitations applicable to any Cash Award granted pursuant to this Plan shall be determined by the Committee.

                  (v) Performance Award. Without limiting the type or number of
            Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of such period of service to which the Performance Goal relates and (y) the lapse of 25% of such period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: increased revenue; net income; earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; total shareholder return; other earnings measures; economic value added; cash flow measures; stock price; market share; return on equity or capital; return on revenue measures; costs; and safety and environmental performance measures. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(2), and the

            Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

            (b) The following limitations shall apply to any Award made hereunder:

                  (i) no Participant may be granted, during any one calendar year period, Awards consisting of Options or SARs that are exercisable for more than 250,000 shares of Common Stock;

                  (ii) no Participant may be granted, during any one calendar year period, Stock Awards covering or relating to more than 75,000 shares of Common Stock (the limitation set forth in this clause
            (ii), together with the limitation set forth in clause (i) above and the limitation set forth in Section 9(a) of this Plan, being hereinafter collectively referred to as the "Stock Based Awards Limitations"); and

                  (iii) no Participant may be granted Awards consisting of an annual cash incentive or long term incentive cash or in any other form permitted under this Plan (other than Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any one calendar year period having a value determined on the date of grant in excess of $3,000,000 for Awards consisting of an annual cash incentive or long term cash incentive or other form permitted under this Plan.

            9. Director Awards. Each Nonemployee Director of the Company may be granted Director Awards in accordance with this Section 9 and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Award Agreements. Notwithstanding anything to the contrary contained herein, Director Awards shall not be granted in any year in which a sufficient number of shares of Common Stock are not available to make all such scheduled Awards under this Plan.

            (a) Annual Director Options. On each Annual Director Award Date, the Committee, in its sole discretion, may grant to each Nonemployee Director a Director Option; provided, however, that no Nonemployee Director may be granted during any one calendar year period a Director Option that is exercisable for more than 5,000 shares of Common Stock. Each Award of a Director Option shall be embodied in an Award Agreement, which shall contain the terms, conditions and limitations set forth in subsection (b) below and such other terms, conditions and limitations determined by the Committee.

            (b) Terms of Director Option. Each Director Option shall have a term of no more than ten years following the date of grant. The price at which shares of Common

      Stock may be purchased upon exercise of a Director Option shall be equal to the Fair Market Value of the Common Stock on the date of grant. All Director Options shall be fully vested and exercisable six months after the date of grant. Notwithstanding the foregoing exercise schedule, all Director Options held by a Nonemployee Director shall immediately become fully exercisable if the Nonemployee Director terminates his or her status as a member of the Board for any reason other than voluntary resignation without the approval of the Board.

            10. Payment of Awards.

            (a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

            (b) Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment of an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

            (c) Dividends, Earnings and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest and other earnings on deferred cash payments and on Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

            (d) Substitution of Awards. Subject to the limitations of Section 8(a)(i), at the discretion of the Committee, a Participant who has been granted an Employee Award may be offered an election to substitute an Employee Award for another Employee Award or Awards of the same or different type, subject to the overall limits expressed in this Plan.

            (e) Cash-out of Awards. At the discretion of the Committee, an Award that is an Option or SAR may be settled by a cash payment equal to the difference between the Fair Market Value per share of Common Stock on the date of exercise and the exercise price of the Award, multiplied by the number of shares with respect to which the Award is exercised.

            11. Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards; provided that any Common Stock that is or was the subject of an Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this paragraph.

            12. Taxes. The Company shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Participant to permit the payment of taxes required by law.

            13. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements.

            14. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 14 shall be null and void.

            15. Adjustments.

            (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

            (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), then (i) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards and (iv) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized (i) to issue or assume Awards by means of substitution of new substitute Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment or (ii) to cancel the Awards that are Options or SARs by giving the holder notice and opportunity to exercise for 30 days prior to such cancellation.

            16. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

            17. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

            18. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

            19. Effectiveness. This Plan shall be effective on May 4, 2001, subject to approval of this Plan by the stockholders of the Company within one year of the date this Plan is adopted by the Board. If the stockholders of the Company should fail to so approve this Plan within one year of the adoption date, this Plan shall terminate and cease to be of any further force or effect and all grants of Awards hereunder shall be null and void.